Exhibit 99.B(d)(9)

FIRST AMENDMENT TO EXPENSE LIMITATION AGREEMENT

This First Amendment, dated as of March 31, 2017 is entered into between PNC Capital Advisors, LLC a Delaware limited liability company (the “Adviser”), and PNC Funds, a Delaware statutory trust.

WHEREAS, the Adviser and PNC Funds have entered into an Expense Limitation Agreement dated September 28, 2016 (the “Expense Limitation Agreement”) under which the Adviser agrees to waive its fees and/or reimburse expenses (or cause its affiliates to waive their fees and/or reimburse expenses) to the extent necessary so that the “total annual fund operating expenses” or “other expenses” (as defined in Form N-1A) for each class of the Funds listed on Exhibit A and B, respectively, of the Expense Limitation Agreement do not exceed the percentage of average daily net assets set forth in Exhibit A and Exhibit B, respectively, of the Expense Limitation Agreement;

WHEREAS, the Adviser and PNC Funds mutually agree to revise the expense limitation as set forth below;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the parties hereto agree to amend the Expense Limitation Agreement as follows:

1.              Exhibit A of the Agreement is amended and restated to reflect:

a.              the changes in (a) Fund name and (b) fee waivers and/or expense reimbursements for the following Funds:

Current Fund Name:	New Fund Name:
PNC Large Cap Core Fund	PNC Multi-Factor All Cap Fund
PNC Large Cap Growth Fund	PNC Multi-Factor Large Cap Growth Fund
PNC Large Cap Value Fund	PNC Multi-Factor Large Cap Value Fund

b.              the inclusion of PNC Emerging Markets Equity Fund; and

c.               the removal of certain Funds that have been liquidated prior to the date hereof.

Exhibit A as amended is attached hereto.

2.              Except to the extent amended hereby, the Expense Limitation Agreement shall remain unchanged and in full force and effect and is hereby ratified and confirmed in all respects as amended hereby.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date and year first above written.

PNC Capital Advisors, LLC

By:	/s/ Mark G. McGlone
Name: Mark McGlone
Title: President

PNC Funds

By:	/s/s Jennifer E. Spratley
Name: Jennifer E. Spratley
Title: President

EXHIBIT A

	Cap on Total Annual Fund Operating Expenses (calculated as a percentage of average daily net assets)
Fund	Class A Shares	Class C Shares	Class I Shares	Class R Shares	Class R4 Shares	Class R5 Shares	Class T Shares
Balanced Allocation Fund	1.24%	1.95%	0.95%	N/A	N/A	N/A	1.45%
Emerging Markets Equity Fund*	1.51%	N/A	1.25%	1.50%	N/A	N/A	N/A
International Equity Fund	1.28%	1.98%	0.98%	N/A	N/A	N/A	N/A
International Growth Fund	1.11%	N/A	0.85%	1.10%	N/A	N/A	N/A
Multi-Factor All Cap Core Fund**	0.95%	1.65%	0.65%	N/A	N/A	N/A	N/A
Multi-Factor Large Cap Growth Fund**	0.95%	1.65%	0.65%	N/A	N/A	N/A	N/A
Multi-Factor Large Cap Value Fund**	0.95%	1.65%	0.65%	N/A	N/A	N/A	N/A
Multi-Factor Small Cap Core Fund	1.15%	1.85%	0.85%	N/A	N/A	N/A	N/A
Multi-Factor Small Cap Growth Fund	1.15%	1.85%	0.85%	N/A	N/A	N/A	N/A
Multi-Factor Small Cap Value Fund	1.15%	1.85%	0.85%	N/A	N/A	N/A	N/A
Small Cap Fund	1.24%	1.99%	0.99%	N/A	N/A	N/A	N/A
S&P 500 Index Fund	0.45%	1.20%	0.20%	N/A	0.35%	0.25%	N/A
Bond Fund	0.81%	1.53%	0.53%	N/A	N/A	N/A	N/A
Intermediate Tax Exempt Bond Fund	0.81%	1.53%	0.53%	N/A	N/A	N/A	N/A
Government Mortgage Fund	0.93%	1.65%	0.65%	N/A	N/A	N/A	N/A
Maryland Tax Exempt Bond Fund	0.81%	1.53%	0.53%	N/A	N/A	N/A	N/A
Tax Exempt Limited Maturity Bond Fund	0.81%	N/A	0.53%	N/A	N/A	N/A	N/A
Total Return Advantage Fund	0.81%	1.53%	0.53%	N/A	N/A	N/A	N/A

* Effective upon the launch PNC Emerging Markets Equity Fund, expected on or about March 31, 2017. This limitation commitment continues through March 31, 2018.

**This limitation commitment continues through March 31, 2018.

EXHIBIT B

	Cap on Other Expenses (calculated as a percentage of average daily net assets)
Fund	Class R Shares	Class I Shares	Class T Shares
Target 2020 Fund	0.35%	0.10%	0.60%
Target 2030 Fund	0.35%	0.10%	0.60%
Target 2040 Fund	0.35%	0.10%	0.60%
Target 2050 Fund	0.35%	0.10%	0.60%
Retirement Income Fund	0.35%	0.10%	0.60%